Deer Consumer Products, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 24379J 10 1

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

DEER CONSUMER PRODUCTS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

YING HE
Chairman & Chief Executive Officer

YONG MEI WANG
Secretary

DEER CONSUMER PRODUCTS, INC.
Corporate
Seal
NEVADA

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701
727.289.0010